Exhibit 10(b)

                      Written Consent of Ernst & Young LLP



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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Accountants" IN THE STATEMENT OF ADDITIONAL INFORMATION and to the use of our report dated February 19, 1999, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-84773) and related Prospectus of WRL Series Annuity Account.

ERNST & YOUNG LLP

Des Moines, Iowa
OCTOBER 25, 1999